As filed with the Securities and Exchange Commission on May 23, 2006

Registration No. 333-31397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Hanover Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 Lincoln Street

Worcester, MA 01653

(Address of principal executive offices, including zip code)

Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock Incentive Plan,

The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan (formerly the Allmerica

Financial Corporation Long-Term Stock Incentive Plan),

and

The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan

(Full title of the plan)

J. Kendall Huber

Senior Vice President and General Counsel

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julie H. Jones, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

EXPLANATORY NOTE

This post-effective amendment is being filed by The Hanover Insurance Group, Inc. (the “Registrant”) because shares that are subject to outstanding awards granted under The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan that are forfeited or canceled, or expire or terminate, after May 16, 2006 without the issuance of such shares may be awarded under the Registrant’s 2006 Long-Term Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXHIBITS

Exhibit
4.1	The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan (formerly the Allmerica Financial Corporation Long-Term Stock Incentive Plan) (previously filed as Exhibit 10.23 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, No. 001-13754 and incorporated herein by reference).

4.2	The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan (previously filed as Appendix I to The Hanover Insurance Group, Inc.’s Proxy Statement filed on April 3, 2006, No. 001-13754 and incorporated herein by reference).

4.3	Certificate of Incorporation of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.1 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.4	Amended By-laws of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.2 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.5	Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and First Chicago Trust Company of New York as Rights Agent (previously filed as Exhibit 1 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

4.6	Amendment No. 1, dated as of December 30, 2005, to Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and Computershare Trust Company, N.A. (as successor to First Chicago Trust Company of New York, a New York trust company) (previously filed as Exhibit 4 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Worcester, The Commonwealth of Massachusetts, on this 16th day of May, 2006.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Edward J. Parry, III
	Name:	Edward J. Parry, III
	Title:	Executive Vice President and Chief Financial Officer, Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederick H. Eppinger, J. Kendall Huber and Edward J. Parry, III, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by The Hanover Insurance Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Frederick H. Eppinger Frederick H. Eppinger	Director, President and Chief Executive Officer (Principal Executive Officer)	May 16, 2006

/s/ Edward J. Parry, III Edward J. Parry, III	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer), Director	May 16, 2006

/s/ Neal F. Finnegan Neal F. Finnegan	Director	May 16, 2006

/s/ David J. Gallitano David J. Gallitano	Director	May 16, 2006

/s/ Gail L. Harrison Gail L. Harrison	Director	May 16, 2006

/s/ Joseph R. Ramrath Joseph R. Ramrath	Director	May 16, 2006

/s/ Michael P. Angelini Michael P. Angelini	Director	May 16, 2006

/s/ Wendell J. Knox Wendell J. Knox	Director	May 16, 2006

/s/ Robert J. Murray Robert J. Murray	Director	May 16, 2006

/s/ Herbert M. Varnum Herbert M. Varnum	Director	May 16, 2006

EXHIBIT INDEX

4.1	The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan (formerly the Allmerica Financial Corporation Long-Term Stock Incentive Plan) (previously filed as Exhibit 10.23 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, No. 001-13754 and incorporated herein by reference).

4.2	The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan (previously filed as Appendix I to The Hanover Insurance Group, Inc.’s Proxy Statement filed on April 3, 2006, No. 001-13754 and incorporated herein by reference).

4.3	Certificate of Incorporation of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.1 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.4	Amended By-laws of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.2 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.5	Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and First Chicago Trust Company of New York as Rights Agent (previously filed as Exhibit 1 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

4.6	Amendment No. 1, dated as of December 30, 2005, to Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and Computershare Trust Company, N.A. (as successor to First Chicago Trust Company of New York, a New York trust company) (previously filed as Exhibit 4 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).